Exhibit 99.1

SIRIUS XM RADIO REPORTS FIRST QUARTER 2009 RESULTS

  Pro Forma Revenue of $605.5 Million, Up 5% Year Over Year
  Company Achieves $108.8 Million in Pro Forma Adjusted Income From Operations – An Improvement of $179 Million Year Over Year
  Cash Operating Costs Decrease 23% Year Over Year
  Company Raises 2009 Adjusted Income From Operations Guidance

NEW YORK –May 7, 2009 – SIRIUS XM Radio (NASDAQ: SIRI) today announced first quarter 2009 financial and operating results, including $605.5 million in pro forma revenue, up 5% over first quarter 2008 pro forma revenue of $578.8 million; and $108.8 million in first quarter pro forma adjusted income from operations, as compared with first quarter 2008 pro forma adjusted loss from operations of ($70.2) million.

“Satellite radio is now a cash flow growth story,” said Mel Karmazin, CEO of SIRIUS XM. “First quarter 2009 adjusted income from operations of $108.8 million is our second consecutive quarter of positive adjusted income from operations and represents an improvement of $179 million over last year’s first quarter pro forma loss from operations of ($70.2) million. With a 5% increase in pro forma revenue and a 23% decrease in cash operating costs, these results demonstrate our focus on improving profitability despite slower automobile sales and a 2% sequential decline in satellite radio subscribers. The growth in adjusted income from $31.8 million in the fourth quarter of 2008 to $108.8 million in the first quarter of 2009 should give investors comfort that we are well positioned to exceed $350 million in adjusted income from operations this year, an increase from our prior guidance to exceed $300 million.”

First quarter 2009 pro forma revenue was $605.5 million, up 5% from first quarter 2008 pro forma revenue of $578.8 million. Subscriber acquisition cost (SAC) per gross subscriber addition was $61 in the first quarter of 2009, an improvement of 26% over the $82 in pro forma SAC per gross subscriber addition in the first quarter of 2008.

SIRIUS XM ended first quarter 2009 with 18,599,434 subscribers, up 3% from 17,974,531 pro forma subscribers at the end of first quarter 2008 and down 2% from fourth quarter 2008 subscribers of 19,003,856. In the first quarter 2009, pro forma average revenue per subscriber (ARPU) was $10.43, as compared to pro forma ARPU of $10.48 in the first quarter 2008. The pro forma self-pay monthly customer churn was

2.2% in the first quarter 2009, as compared with self-pay monthly customer churn of 2.1% for SIRIUS and 1.8% for XM in the first quarter 2008.

In the first quarter 2009, SIRIUS XM achieved positive pro forma adjusted income from operations of $108.8 million as compared to a pro forma adjusted loss from operations of ($70.2) million in the first quarter 2008.

The first quarter 2009 pro forma net loss improved 73% to ($62.9) million as compared to a first quarter 2008 pro forma net loss of ($233.4) million. Pro forma free cash flow in the first quarter 2009 improved 99% to ($3.6) million as compared to a first quarter 2008 pro forma free cash flow loss of ($311.1) million.

On a GAAP basis, first quarter 2009 revenue was $586.9 million, the first quarter 2009 net loss was ($50.4) million, or ($0.01) per share, and the first quarter 2009 net loss attributable to common stockholders was ($236.6) million, or ($0.07) per share. In the first quarter 2008, the GAAP net loss was ($104.1) million, or ($0.07) per share.

2009 OUTLOOK

SIRIUS XM now expects to achieve over $350 million in 2009 adjusted income. This is an increase from the company’s previous guidance of over $300 million in 2009 adjusted income provided on March 10, 2009.

PRO FORMA RESULTS OF OPERATIONS

The discussion of operating results below is based upon pro forma comparisons as if the merger of SIRIUS and XM occurred on January 1, 2007 and excludes the effects of stock-based compensation and purchase accounting adjustments.

FIRST QUARTER 2009 VERSUS FIRST QUARTER 2008

For the first quarter of 2009, we recognized total pro forma revenue of $605.5 million compared to $578.8 million for the first quarter of 2008. This 5%, or $26.7 million, revenue growth was driven by a 6% growth in average subscribers.

ARPU was $10.43 and $10.48 for the three months ended March 31, 2009 and 2008, respectively. The decrease was driven by a decrease in net advertising revenue per average subscriber, offset by an increase due to the sale of “Best of” programming.

Adjusted income (loss) from operations was $108,841 and ($70,154) for the three months ended March 31, 2009 and 2008, respectively (refer to the reconciliation table of net loss to adjusted income (loss) from operations). Adjusted income (loss) from operations was favorably impacted by the $26,676 increase in revenues and the $152,319 decrease in expenses included in adjusted income (loss) from operations.

Satellite and transmission costs decreased 23%, or $5,990, in the three months ended March

31, 2009 compared to the same period in 2008 due to reductions in maintenance costs, repeater lease expense, and personnel costs.

Programming and content costs decreased 10%, or $11,244, in the three months ended March 31, 2009 compared to the same period in 2008, mainly due to reductions in personnel and on-air talent costs as well as savings on various content agreements.

Revenue share and royalties increased by 9%, or $10,119, while maintaining relatively flat as a percentage of revenue in the three months ended March 31, 2009 compared to the same period in 2008.

Customer service and billing costs decreased by $805 in the three months ended March 31, 2009 compared to the same period in 2008, due to scale efficiencies over a larger subscriber base.

Cost of equipment decreased by 50%, or $8,146, in the three months ended March 31, 2009 compared to the same period in 2008 as a result of a decrease in our direct to customer sales and lower inventory write-downs.

Sales and marketing costs decreased 35%, or $28,072, and decreased as a percentage of revenue from 14% to 8% in the three months ended March 31, 2009 compared to the same period in 2008. The decrease in Sales and Marketing costs was due to reduced advertising and cooperative marketing spend as well as reductions to personnel costs and third party distribution support expenses.

Subscriber acquisition costs decreased 48%, or $77,624, and decreased as a percentage of revenue from 28% to 14% in the three months ended March 31, 2009 compared to the same period in 2008. This improvement was primarily driven by a 26% improvement in SAC, as adjusted, per gross addition due to fewer OEM installations relative to gross subscriber additions, improved OEM subsidies and higher one time aftermarket inventory reserves in the first quarter of 2008 compared to the first quarter of 2009. Subscriber acquisition costs also decreased as a result of the 34% decline in gross additions during the three months ended March 31, 2009.

General and administrative costs decreased 32%, or $22,903, mainly due to the absence of onetime charges related to certain legal and regulatory matters incurred in 2008 and lower personnel costs.

Engineering, design and development costs decreased 48%, or $7,654, in the three months ended March 31, 2009 compared to the same period in 2008, due to lower costs associated with manufacturing of radios, OEM tooling and manufacturing, and personnel.

Other expenses increased 93%, or $46,802, in the three months ended March 31, 2009 compared to the same period in 2008 driven mainly by an increase in interest expense of $25,390 and loss from redemption of debt of $17,957. Interest expense increased due primarily to XM’s issuance of the 13% Senior Notes due 2013 and the 7% Exchangeable Senior Subordinated Notes due 2014 in the third quarter of 2008.

SIRIUS XM RADIO INC. AND SUBSIDIARIES
SUBSCRIBER DATA, METRICS AND OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, unless otherwise stated)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(Actual)	(Pro Forma)
Beginning subscribers	19,003,856	17,348,622
Gross subscriber additions	1,338,961	2,041,656
Deactivated subscribers	(1,743,383)	(1,415,747)
Net additions	(404,422)	625,909
Ending subscribers	18,599,434	17,974,531

Retail	8,537,056	9,189,927
OEM	9,958,349	8,692,319
Rental	104,029	92,285
Ending subscribers	18,599,434	17,974,531

Retail	(368,031)	(48,788)
OEM	(37,604)	659,051
Rental	1,213	15,646
Net additions	(404,422)	625,909

Self-pay	15,436,410	14,313,406
Paid promotional	3,163,024	3,661,125
Ending subscribers	18,599,434	17,974,531

Self-pay	(113,247)	440,060
Paid promotional	(291,175)	185,849
Net additions	(404,422)	625,909

	Pro Forma
	Three Months Ended
	March 31,
	2009	2008

Average self-pay monthly churn (1)(7)	2.2%	1.9%
Conversion rate (2)(7)	44.9%	51.0%
ARPU (3)(7)	$10.43	$10.48
SAC, as adjusted, per gross subscriber addition (4)(7)	$61	$82
Customer service and billing expenses, as adjusted,
per average subscriber (5)(7)	$1.06	$1.14
Total revenue	$605,480	$578,804
Free cash flow (6)(7)	$(3,646)	$(311,099)
Adjusted income (loss) from operations (8)	$108,841	$(70,154)
Net loss	$(62,877)	$(233,387)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Pro Forma
	Three Months ended
	March 31,
(in thousands)	2009	2008

Subscriber revenue, including effects of rebates	$573,081	$536,509
Advertising revenue, net of agency fees	12,304	17,526
Equipment revenue	9,909	10,384
Other revenue	10,186	14,385
Total revenue	605,480	578,804
Operating expenses:
Satellite and transmission	19,741	25,731
Programming and content	96,678	107,922
Revenue share and royalties	121,261	111,142
Customer service and billing	59,262	60,067
Cost of equipment	7,993	16,139
Sales and marketing	51,008	79,080
Subscriber acquisition costs	83,710	161,334
General and administrative	48,575	71,478
Engineering, design and development	8,411	16,065
Depreciation and amortization	51,483	72,389
Share-based payment expense	21,500	39,766
Restructuring and related costs	614	-
Total operating expenses	570,236	761,113
Income (loss) from operations	35,244	(182,309)
Other expense	(97,006)	(50,204)
Loss before income taxes	(61,762)	(232,513)
Income tax expense	(1,115)	(874)
Net loss	$(62,877)	$(233,387)

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Actual
	For the Three Months
	Ended March 31,
(in thousands, except per share data)	2009	2008
Revenue:
Subscriber revenue, including effects of rebates	$556,392	$255,640
Advertising revenue, net of agency fees	12,304	8,408
Equipment revenue	9,909	6,063
Other revenue	8,374	239
Total revenue	586,979	270,350
Operating expenses (depreciation and amortization
shown separately below) (1)
Cost of services:
Satellite and transmission	20,279	7,822
Programming and content	80,408	61,692
Revenue share and royalties	100,466	42,320
Customer service and billing	59,801	26,922
Cost of equipment	7,993	7,588
Sales and marketing	51,830	38,467
Subscriber acquisition costs	73,068	89,824
General and administrative	59,314	48,778
Engineering, design and development	9,778	8,656
Depreciation and amortization	82,367	26,906
Restructuring and related costs	614	-
Total operating expenses	545,918	358,975
Income (loss) from operations	41,061	(88,625)
Other income (expense)
Interest and investment income	738	2,802
Interest expense, net of amounts capitalized	(65,743)	(17,675)
Loss from redemption of debt	(17,957)	-
Loss on investments	(7,906)	-
Other income (expense)	511	(77)
Total other expense	(90,357)	(14,950)
Loss before income taxes	(49,296)	(103,575)
Income tax expense	(1,115)	(543)
Net loss	(50,411)	(104,118)
Preferred stock beneficial conversion feature	(186,188)	-
Net loss attributable to common stockholders	$(236,599)	$(104,118)
Net loss per common share (basic and diluted)	$(0.07)	$(0.07)
Weighted average common shares outstanding
(basic and diluted)	3,523,888	1,475,496

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$758	$797
Programming and content	2,489	2,789
Customer service and billing	539	276
Sales and marketing	4,287	5,240
Subscriber acquisition costs	-	14
General and administrative	10,739	11,998
Engineering, design and development	1,367	1,148
Total share-based payment expense	$20,179	$22,262

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$375,486	$380,446
Accounts receivable, net of allowance for doubtful accounts of $10,821 and $10,860, respectively	94,793	102,024
Receivables from distributors	45,584	45,950
Inventory, net	19,889	24,462
Prepaid expenses	124,212	67,203
Related party current assets	108,643	114,177
Other current assets	60,989	58,744
Total current assets	829,596	793,006
Property and equipment, net	1,696,864	1,703,476
FCC licenses	2,083,654	2,083,654
Restricted investments, net of current portion	3,250	141,250
Deferred financing fees, net	45,313	40,156
Intangible assets, net	668,241	688,671
Goodwill	1,834,856	1,834,856
Related party long-term assets, net of current portion	199,621	124,607
Other long-term assets	113,645	81,019
Total assets	$7,475,040	$7,490,695
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$570,582	$642,820
Accrued interest	58,205	76,463
Deferred revenue	1,041,589	985,180
Current portion of deferred credit on executory contracts	237,944	234,774
Current maturities of long-term debt	356,303	399,726
Current maturities of long-term related party debt	21,500	-
Related party current liabilities	54,094	68,373
Total current liabilities	2,340,217	2,407,336
Long-term debt, net of current portion	2,528,277	2,851,740
Long-term related party debt, net of current portion	186,216	-
Deferred revenue, net of current portion	251,251	247,889
Deferred credit on executory contracts, net of current portion	980,364	1,037,190
Deferred tax liability	895,557	894,453
Related party long-term liabilities, net of current portion	15,336	-
Other long-term liabilities	33,294	43,550
Total liabilities	7,230,512	7,482,158
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at March 31, 2009 and December 31, 2008:
Series A convertible preferred stock (liquidation preference of $51,370 at March 31, 2009
and December 31, 2008); 24,808,959 shares issued and outstanding at March 31, 2009 and December 31, 2008	25	25
Convertible perpetual preferred stock, series B (liquidation preference of $13 and $0 at
March 31, 2009 and December 31, 2008, respectively); 12,500,000 and zero shares issued
and outstanding at March 31, 2009 and December 31, 2008, respectively	13	-
Common stock, par value $0.001; 8,000,000,000 shares authorized at March 31, 2009 and
December 31, 2008; 3,856,414,132 and 3,651,765,837 shares issued and outstanding at
March 31, 2009 and December 31, 2008, respectively	3,856	3,652
Accumulated other comprehensive loss, net of tax	(7,439)	(7,871)
Additional paid-in capital	10,196,932	9,724,991
Accumulated deficit	(9,948,859)	(9,712,260)
Total stockholders’ equity	244,528	8,537
Total liabilities and stockholders’ equity	$7,475,040	$7,490,695

     SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months
	Ended March 31,
(in thousands)	2009	2008
Cash flows from operating activities:
Net loss	$(50,411)	$(104,118)
Adjustments to reconcile net loss to net cash provided by (used in)
Depreciation and amortization	82,367	26,906
Non-cash interest expense, net of amortization of premium	4,429	1,004
Provision for doubtful accounts	7,575	2,560
Loss from redemption of debt	17,957	-
Amortization of deferred income related to equity method investment	(694)	-
Loss on investments	7,906	-
Share-based payment expense	20,179	22,262
Deferred income taxes	1,115	543
Other non-cash purchase price adjustments	(41,150)	-
Changes in operating assets and liabilities:
Accounts receivable	(344)	18,765
Inventory	4,573	4,193
Receivables from distributors	(276)	(9,988)
Related party assets	8,880	-
Prepaid expenses and other current assets	31,982	14,256
Other long-term assets	21,995	3,256
Accounts payable and accrued expenses	(53,339)	(116,741)
Accrued interest	(18,087)	(11,885)
Deferred revenue	47,954	14,712
Related party liabilities	(8,108)	-
Other long-term liabilities	(17,632)	(5,017)
Net cash provided by (used in) operating activities	66,871	(139,292)

Cash flows from investing activities:
Additions to property and equipment	(71,140)	(39,225)
Purchases of restricted and other investments	-	(3,000)
Merger-related costs	623	(10,018)
Sale of restricted and other investments	-	5,008
Net cash used in investing activities	(70,517)	(47,235)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	-	840
Preferred stock issuance costs, net	(3,712)	-
Related party long-term borrowings, net of costs	211,463	-
Payment of premiums on redemption of debt	(10,072)	-
Repayment of long-term borrowings	(198,993)	(625)
Net cash (used in) provided by financing activities	(1,314)	215
Net decrease in cash and cash equivalents	(4,960)	(186,312)
Cash and cash equivalents at beginning of period	380,446	438,820
Cash and cash equivalents at end of period	$375,486	$252,508

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

(1)	Average self-pay monthly churn represents the monthly average of self-pay deactivations by the quarter divided by the average self-pay subscriber balance for the quarter.

(2)	We measure the percentage of subscribers that receive our service and convert to self-paying after the initial promotion period. We refer to this as the “conversion rate.” At the time of sale, vehicle owners generally receive between three and twelve month prepaid trial subscriptions and we receive a subscription fee from the OEM. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. Based on our experience it may take up to 90 days after the trial service ends for subscribers to respond to our marketing communications and become self- paying subscribers.

(3)	ARPU is derived from total earned subscriber revenue and net advertising revenue, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows (in thousands, except for per subscriber amounts):

	Unaudited Pro Forma
	Three Months Ended
	March 31,
	2009	2008

Subscriber revenue	$573,081	$536,509
Net advertising revenue	12,304	17,526
Total subscriber and net advertising revenue	$585,385	$554,035
Daily weighted average number of subscribers	18,713,485	17,615,684
ARPU	$10.43	$10.48

(4)	SAC, as adjusted, per gross subscriber addition is derived from subscriber acquisition costs and margins from the direct sale of radios and accessories, excluding share-based payment expense divided by the number of gross subscriber additions for the period. SAC, as adjusted, per gross subscriber addition is calculated as follows (in thousands, except for per subscriber amounts):

	Unaudited Pro Forma
	Three Months Ended
	March 31,
	2009	2008

Subscriber acquisition cost	$83,710	$161,348
Less: share-based payment expense granted
to third parties and employees	-	(14)
Less/Add: margin from direct sales of radios
and accessories	(1,916)	5,755
SAC, as adjusted	$81,794	$167,089
Gross subscriber additions	1,338,961	2,041,656
SAC, as adjusted, per gross subscriber addition	$61	$82

(5)	Customer service and billing expenses, as adjusted, per average subscriber is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses, as adjusted, per average subscriber is calculated as follows (in thousands, except for per subscriber amounts):

	Unaudited Pro Forma
	Three Months Ended
	March 31,
	2009	2008

Customer service and billing expenses	$59,918	$61,232
Less: share-based payment expense	(656)	(1,165)
Customer service and billing expenses, as adjusted	$59,262	$60,067
Daily weighted average number of subscribers	18,713,485	17,615,684
Customer service and billing expenses, as adjusted,
per average subscriber	$1.06	$1.14

(6) Free cash flow is calculated as follows:

	Unaudited Pro Forma
	Three Months Ended
	March 31,
	2009	2008

Net cash used in operating activities	$66,871	$(246,988)
Additions to property and equipment	(71,140)	(56,093)
Merger related costs	623	(10,018)
Restricted and other investment activity	-	2,000
Free cash flow	$(3,646)	$(311,099)

(7)	Average self-pay monthly churn; conversion rate; ARPU; SAC, as adjusted, per gross subscriber addition; customer service and billing expenses, as adjusted, per average subscriber; and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance and are used by us for budgetary and planning purposes; when publicly providing our business outlook; as a means to evaluate period-to-period comparisons; and to compare our performance to that of our competitors. We also believe that investors also use our current and projected metrics to monitor the performance of our business and to make investment decisions.

We believe the exclusion of share-based payment expense in our calculations of SAC, as adjusted, per gross subscriber addition and customer service and billing expenses, as adjusted, per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of share-based payment expense in our calculation of SAC, as adjusted, per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(8)	We refer to net loss before interest and investment income, interest expense net of amounts capitalized, income tax expense, loss from redemption of debt, loss on investments, other expense (income), restructuring and related cost, depreciation and amortization, and share related payment expense as adjusted income (loss) from operations. Adjusted income (loss) from operations is not a measure of financial performance under U.S. GAAP. We believe adjusted income (loss) from operations is a useful measure of our operating performance. We use adjusted income (loss) from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of our consolidated operations; to compare our performance from period–to-period; and to compare our performance to that of our competitors. We also believe adjusted income (loss) from operations is useful to investors to compare our operating performance to the performance of other communications, entertainment and media companies. We believe that investors use current and projected adjusted income (loss) from operations to estimate our current or prospective enterprise value and to make investment decisions.

Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for interest and depreciation expense. We believe adjusted income (loss) from operations provides useful information about the operating performance of our business apart from the costs associated with our capital structure and physical plant. The exclusion of interest and depreciation and amortization expense is useful given fluctuations in interest rates and significant variation in depreciation and amortization expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. We believe the exclusion of restructuring and related costs is useful given the non-recurring nature of these transactions. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair market value of our common stock. To compensate for the exclusion of taxes, other income (expense), depreciation and amortization and share-based payment expense, we separately measure and budget for these items. There are material limitations associated with the use of adjusted income (loss) from operations in evaluating our company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation and amortization, restructuring and related costs, and share-based payment expense. We use adjusted income (loss) from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net loss as disclosed in our unaudited condensed consolidated statements of operations. Since adjusted income (loss) from operations is a non-GAAP financial measure, our calculation of adjusted income (loss) from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The reconciliation of the pro forma unadjusted net loss to the pro forma adjusted income (loss) from operations is calculated as follows (see footnotes for reconciliation of the pro forma amounts to their respective GAAP amounts):

	Unaudited Pro Forma
	Three Months Ended
	March 31,
(in thousands)	2009	2008
Reconciliation of Net loss to Adjusted income (loss) from operations:
Net loss	$(62,877)	$(233,387)
Add back Net loss items excluded from Adjusted income (loss) from operations:
Interest and investment income	(738)	(4,477)
Interest expense, net of amounts capitalized	72,392	47,002
Income tax expense	1,115	874
Loss from redemption of debt	17,957	-
Loss on investments	7,906	4,177
Other expense (income)	(511)	3,502
Loss from operations	35,244	(182,309)
Restructuring and related costs	614	-
Depreciation and amortization	51,483	72,389
Share-based payment expense	21,500	39,766
Adjusted income (loss) from operations	$108,841	$(70,154)

There are material limitations associated with the use of a pro forma unadjusted results of operations in evaluating our company compared with our GAAP results of operations, which reflects overall financial performance. We use pro forma unadjusted results of operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to results of operations as disclosed in our unaudited condensed consolidated statements of operations. Since pro forma unadjusted results of operations is a non-GAAP financial measure, our calculations may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(9)	The following tables reconcile our GAAP results of operations to our non-GAAP pro forma unadjusted results of operations.
	Unaudited For the Three Months Ended March 31, 2009
		Purchase Price	Allocation of Share -
	As Reported	Accounting	based Payment	Pro Forma
		Adjustments	Expense

Revenue:
Subscriber revenue, including effects of rebates	$556,392	$16,689	$-	$573,081
Advertising revenue, net of agency fees	12,304	-	-	12,304
Equipment revenue	9,909	-	-	9,909
Other revenue	8,374	1,812	-	10,186
Total revenue	586,979	18,501	-	605,480
Operating expenses (excludes depreciation and amortization
shown separately below) (1)
Cost of services:
Satellite and transmission	20,279	327	(865)	19,741
Programming and content	80,408	18,890	(2,620)	96,678
Revenue share and royalties	100,466	20,795	-	121,261
Customer service and billing	59,801	117	(656)	59,262
Cost of equipment	7,993	-	-	7,993
Sales and marketing	51,830	3,658	(4,480)	51,008
Subscriber acquisition costs	73,068	10,642	-	83,710
General and administrative	59,314	472	(11,211)	48,575
Engineering, design and development	9,778	301	(1,668)	8,411
Depreciation and amortization	82,367	(30,884)	-	51,483
Share-based payment expense	-	-	21,500	21,500
Restructuring and related costs	614	-	-	614
Total operating expenses	545,918	24,318	-	570,236
Loss from operations	41,061	(5,817)	-	35,244
Other income (expense)
Interest and investment income	738	-	-	738
Interest expense, net of amounts capitalized	(65,743)	(6,649)	-	(72,392)
Loss from redemption of debt	(17,957)	-	-	(17,957)
Loss on investments	(7,906)	-	-	(7,906)
Other (expense) income	511	-	-	511
Total other expense	(90,357)	(6,649)	-	(97,006)
Loss before income taxes	(49,296)	(12,466)	-	(61,762)
Income tax expense	(1,115)	-	-	(1,115)
Net loss	$(50,411)	$(12,466)	$-	$(62,877)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$758	$107	$-	$865
Programming and content	2,489	131	-	2,620
Customer service and billing	539	117	-	656
Sales and marketing	4,287	193	-	4,480
Subscriber acquisition costs	-	-	-	-
General and administrative	10,739	472	-	11,211
Engineering, design and development	1,367	301	-	1,668
Total share-based payment expense	$20,179	$1,321	$-	$21,500

	Unaudited For the Three Months Ended March 31, 2008
		Predecessor	Allocation of Share -
	As Reported	Financial	based Payment	Pro Forma
		Information	Expense

Revenue:
Subscriber revenue, including effects of rebates	$255,640	$280,869	$-	$536,509
Advertising revenue, net of agency fees	8,408	9,118	-	17,526
Equipment revenue	6,063	4,321	-	10,384
Other revenue	239	14,146	-	14,385
Total revenue	270,350	308,454	-	578,804
Operating expenses (excludes depreciation and amortization

shown separately below) (1)
Cost of services:
Satellite and transmission	7,822	20,141	(2,232)	25,731
Programming and content	61,692	51,562	(5,332)	107,922
Revenue share and royalties	42,320	68,822	-	111,142
Customer service and billing	26,922	34,310	(1,165)	60,067
Cost of equipment	7,588	8,551	-	16,139
Sales and marketing	38,467	49,505	(8,892)	79,080
Subscriber acquisition costs	89,824	71,524	(14)	161,334
General and administrative	48,778	41,220	(18,520)	71,478
Engineering, design and development	8,656	11,020	(3,611)	16,065
Depreciation and amortization	26,906	45,483	-	72,389
Share-based payment expense	-	-	39,766	39,766

Total operating expenses	358,975	402,138	-	761,113
Loss from operations	(88,625)	(93,684)	-	(182,309)
Other income (expense)
Interest and investment income	2,802	1,675	-	4,477
Interest expense, net of amounts capitalized	(17,675)	(29,327)	-	(47,002)
Loss from redemption of debt	-	-	-	-
Loss on investments	-	(4,177)	-	(4,177)
Other (expense) income	(77)	(3,425)	-	(3,502)
Total other expense	(14,950)	(35,254)	-	(50,204)
Loss before income taxes	(103,575)	(128,938)	-	(232,513)
Income tax expense	(543)	(331)	-	(874)
Net loss	$(104,118)	$(129,269)	$-	$(233,387)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$797	$1,435	$-	$2,232
Programming and content	2,789	2,543	-	5,332
Customer service and billing	276	889	-	1,165
Sales and marketing	5,240	3,652	-	8,892
Subscriber acquisition costs	14	-	-	14
General and administrative	11,998	6,522	-	18,520
Engineering, design and development	1,148	2,463	-	3,611
Total share-based payment expense	$22,262	$17,504	$-	$39,766

(10)	The following table reconciles our GAAP Net loss attributable to common stockholders to our non-GAAP Net loss before preferred stock beneficial conversion feature and Net loss before preferred stock beneficial conversion feature per common share (basic and diluted).
	For the Three Months
	Ended March 31,
(in thousands, except per share data)	2009	2008
Net loss attributable to common stockholders	$(236,599)	$(104,118)
Less: Preferred stock beneficial conversion feature	(186,188)	-
Net loss before preferred stock beneficial conversion feature	$(50,411)	$(104,118)
Net loss before preferred stock beneficial conversion feature per common share (basic
and diluted)	$(0.01)	$(0.07)

Weighted average common shares outstanding (basic and diluted)	3,523,888	1,475,496

About SIRIUS XM Radio

SIRIUS XM Radio is America's satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Jimmy Buffett, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, The Grateful Dead, Willie Nelson, Bob Dylan, Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR®, and broadcasts major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Target, Sam's Club, and Wal-Mart.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our substantial indebtedness; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the useful life of our satellites; our dependence upon automakers and other third parties; our competitive position versus other forms of audio and video entertainment; and general economic conditions. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2008 and XM’s Annual Report on Form 10-K for the year ended December 31, 2008, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Paul Blalock
SIRIUS XM Radio
212 584 5174
paul.blalock@siriusxm.com

Patrick Reilly
SIRIUS XM Radio
212 901 6646
patrick.reilly@siriusxm.com

Hooper Stevens
SIRIUS XM Radio
212 901 6718
hooper.stevens@siriusxm.com